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                                                                      EXHIBIT 11

                              MEDAPHIS CORPORATION

         COMPUTATION OF PRIMARY AND FULLY PRO FORMA EARNINGS PER SHARE
                    THREE AND SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                              THREE MONTHS
                                                                  ENDED         SIX MONTHS ENDED
                                                                JUNE 30,            JUNE 30,
                                                            -----------------   -----------------
                       DESCRIPTION                           1996      1995      1996      1995
----------------------------------------------------------  -------   -------   -------   -------
PRIMARY
Weighted average shares outstanding during the period.....   71,167    64,272    70,847    55,271
Shares issuable upon assumed exercise of stock options,
  less amounts assumed repurchased under the treasury
  stock method............................................    3,839     4,781     3,939        --
                                                            -------   -------   -------   -------
Total weighted average common stock and common stock
  equivalents outstanding during the period...............   75,006    69,053    74,786    52,926
                                                            =======   =======   =======   =======
Pro forma net income (loss)...............................  $ 3,337   $ 7,226   $16,416   $(4,631)
                                                            =======   =======   =======   =======
Pro forma net income (loss) per common share..............  $  0.04   $  0.10   $  0.22   $ (0.09)
                                                            =======   =======   =======   =======

FULLY
Weighted average shares outstanding during the period.....   71,167    64,272    70,847    55,271
Shares issuable upon assumed exercise of stock options,
  less amounts assumed repurchased under the treasury
  stock method............................................    3,839     4,781     3,942        --
                                                            -------   -------   -------   -------
Total weighted average common stock and common stock
  equivalents outstanding during the period...............   75,006    69,053    74,789    52,926
                                                            =======   =======   =======   =======
Pro forma net income (loss)...............................  $ 3,337   $ 7,226   $16,416   $(4,631)
                                                            =======   =======   =======   =======
Pro forma net income (loss) per common share..............  $  0.04   $  0.10   $  0.22   $ (0.09)
                                                            =======   =======   =======   =======
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